                                                                    EXHIBIT 10.6

   Xerox & SMT Hareware Purshase and Software Development/License Agreement


                               TABLE OF CONTENTS

I.        Definitions
II.       Products Development Work
III.      Licensed Software Development
          Work
IV.       Purchase and Sale of Products and
          License of Licensed Software
V.        Documentation and Support
VI.       Quality Assurance
VII.      Term and Termination
VIII.     Deliveries
IX.       Product And Licensed Software
          Changes
X.        Agency Approval and Safety
XI.       Consumables and Emergency
          Maintenance Support
XII.      Warranties
XIII.     Training
XIV.      [*]
XV.       Confidential and Proprietary
          Information
XVI.      Limitation of Liability
XVII.     Export Control
XVIII.    Independent Product Development
XIX.      Force Majeure
XX.       Notices
XXI.      Points of Contact
XXII.     Headings
XXIII.    Amendment
XXIV.     Assignment
XXV.      Product Recycling
XXVI.     Severability
XXVII.    Waiver
XXVIII.   Survival
XXIX.     Ethical Standards
XXX.      Arbitration
XXXI.     Nonpublicity
XXXII.    Controlling Law
XXXIII.   Controlling Language
XXXIV.    Remedies Cumulative
XXXV.     Integration

          ATTACHMENT SCHEDULE

I.        Specifications
II.       EIQP - 1000
III.      Pricing
IV.       Development Work Schedule
V.        Primary Point of Contact
X.        Technical Support

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

      HARDWARE PROCUREMENT AND SOFTWARE DEVELOPMENT AND LICENSE AGREEMENT

This Agreement is made and entered into between SuperMac Technology, Inc., a corporation organized under the laws of the State of Delaware, with its principal offices in Sunnyvale, CA. (hereinafter referred to as "Seller") and Xerox Corporation, a corporation organized under the laws of the State of New York, U.S.A., with an office in El Segundo, CA. (hereinafter referred to as "Xerox" or "Buyer"), upon the terms and conditions set forth below.

                                1. DEFINITIONS

1.01 Accessories - "Accessories" shall mean an item of optional equipment marketed by Seller and which can or is specifically designed to be used in connection with Equipment and which enhances the features or functionality of such Equipment, whether or not connected to Equipment by electrical, electronic, or mechanical means.

1.02  Buyers - shall mean Xerox or Xerox Affiliated Companies, as the case may
      ------
be.

1.03  "Derivative Works" - shall mean any work based on, and derived from, the
       ----------------
original Licensed Software, which derivation was created or developed, at the expense of, or on the initiative of, Xerox as-additionally detailed in 3.01. If, however, title to any Derivative Work resides in Seller, any such Derivative Work shall be automatically deemed as Licensed Software.

1.04  "Documentation" means all written text including but not limited to
       -------------
manuals, brochures, specifications and software descriptions, in electronic, printed and/or camera ready form, and related materials customarily needed for use with Licensed Software.

1.05  Effective Date - shall mean the date on which this Agreement is fully
      --------------
executed by the parties.

1.06  Equipment - shall mean Xerox Private Label versions of Seller's equipment
      ---------
and Accessories as set forth in Attachment 1 and modifications, enhancements and improvements thereto which are made pursuant to Article VII herein.

1.07  "Licensed Software" - shall mean all software and Documentation created or
      -------------------
developed, pursuant to this Agreement, from a certain computer program which Seller has either created, or has the ownership of, Documentation, and related written materials, ("Underlying Software") and conforming to the Specifications set forth in Attachment hereof, and shall include all modifications, improvements, enhancements, additions, Derivative Works, updates, releases and versions thereof.

1.08  Private Label - shall mean Equipment, specified Accessories, supplies,
      -------------
Spares, or Licensed Software with Xerox or Xerox Affiliated Companies' trademarks and logos as identified in Attachment 1 or Xerox or Xerox Affiliated Companies' or their respective customers' trademarks, tradedress, and logos thereon.

1.09  Production Month - shall mean the calendar month in which production of
      ----------------
Products or Licensed Software is scheduled.

1.10  Products - shall mean Equipment, Accessories, and Supplies.
      --------

1.11  Spares - shall mean spare parts for the Equipment or Accessories and
      ------
modifications, enhancements and improvements thereto which are made pursuant to
Article VII, herein.

1.12  Regulatory Agency - shall mean any regulatory agency or other body,
      -----------------
governmental or private, including but not limited to agencies regulating product safety, and or electromagnetic emissions, the approval of which is required by the government prior to delivery or marketing of the Products or Licensed Software in the United States, Puerto Rico, and the territories and possessions of the United States, and any other country listed on Attachment I hereto.

1.13 Systemic Defect - shall mean a defect of any type where the Products do not conform with the Specifications set forth in Attachment I [*] which occurs in identical or substantially similar form or from


[*] CONFIDENTIAL TREATMENT REQUESTED

Xerox & SMT Hardware Purchase and Software Development/License Agreement

a substantially similar cause where such failures are reported in at least [*] of the Current Field Population of Products within any single [*] period of time after receipt of delivery of Products. The Current Field Population shall be calculated as the number of Products of the same or substantially same design sold by Seller to Buyer within the preceding [*] period. Any failure of any Product sold by Seller more than [*] prior to failure [*] shall not be deemed a Systematic Defect failure, nor counted as a failure for the purposes of calculating the threshold under this section.

1.14  Xerox Affiliated Companies - shall mean Rank Xerox Limited, Xerox Canada,
      --------------------------
Inc., any entity which is owned or controlled jointly by Xerox Corporation and the Rank Organization, PLC, and any entity which is owned or controlled directly or indirectly, by any of the foregoing, but shall not include Xerox.

1.15  Xerox Unique Features - shall mean those Features of Products which are
      ---------------------
unique to Xerox, and which are designated as Xerox Unique Features in Attachment
I. Such Xerox Unique Features shall only be incorporated in Products as designated by Xerox.

1.16  Specifications - shall mean the engineering, operational and/or functional
      --------------
description of the Products as set forth in the SuperMac Functional Specification, Revision 0.5, dated September 13, 1993 which may change from time to time and is referenced in this Agreement as Attachment I hereto, which is expressly incorporated herein by this reference.

                         II. PRODUCTS DEVELOPMENT WORK

2.01 a) In the event Seller, in order to deliver Products which meet the Specifications set forth in Attachment I hereto, has agreed to develop new products or modify existing products other than rendering current Products into Private Label Products ("Development Work"), then this Article II shall apply.

      b) Seller shall perform the Development Work in conformity to the Development Work Schedule set forth in Attachment VI. Seller shall provide Xerox with progress reports, in accordance with the schedule set forth in Attachment
IV. Each such report shall reflect/indicate:

     i.    Status of progress to current Program Schedule milestone;

     ii.   Short description of problems in meeting such milestone;

     iii.  Proposed recovery method to meet next milestone if needed;

     iv.   Probability of meeting next milestone;

     v. Any other information related to the Development Work reasonably requested by Xerox.

      c) The parties agree to conduct regular program reviews as shown on the agreed Program Schedule set forth on Attachment IV to this Agreement, to ensure their mutual satisfaction with the performance of the Development Work under the Agreement. Upon reasonable notice, the parties agree to meet at a mutually agreeable time and location to discuss and inspect the status of the Development Work.

      d) At any time prior to acceptance by Xerox of the Products as set forth in this Article, each party is entitled to request modifications in the form of changes or additions to the Specifications as agreed and set forth in Attachment I hereto. Such requests shall be submitted in writing. Upon receipt of the other's written approval, both parties will proceed with the implementation of the prescribed changes, and the Specifications and other Attachments to the Agreement shall be modified accordingly to reflect such agreed upon changes.

      e) Seller shall, in accordance with the Program Schedule set forth in Attachment VI to this Agreement, develop the Products. In accordance with the Program Schedule, Seller shall deliver to Xerox both prototype validation test unit(s) ("PVT unit") and development validation test unit(s) ("DVT unit") for testing and acceptance by Xerox, hereinafter collectively referred to as "Deliverables." The PVT unit shall be a unit of the product sufficiently developed to enable Xerox to ascertain if the Product will be capable of

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


meeting the specifications set forth in Attachment I hereto, and the manufacturing cost targets, although such PVT unit may not be fully functional or manufactured with actual production tooling. The DVT unit shall be a completed unit of the Product with all required functionality and performance for final Product test purposes, manufactured with production ready tooling using the actual production methods and equipment.

     (f) (i)   Xerox, with the assistance of the Seller if requested by Xerox, will examine and test each Deliverable upon delivery to determine whether the Deliverable conforms to the Specifications. Xerox shall, within the acceptance period for each Deliverable set forth in Attachment IV; (i) accept the Deliverable and so inform the Seller in writing; or (ii) reject the Deliverable and provide Seller with a written statement to specify in detail the Deliverable's non-conformity to applicable specification. Notwithstanding the Project Schedule, Xerox shall not be obligated to pay for any Deliverable for which Xerox has submitted to the Seller a statement of non-conformity to applicable specifications. If Xerox does not provide such a statement of non-conformity to applicable specifications within the said acceptance period, the Deliverables will be deemed to have accepted by Xerox.

     (f) (ii) Should any Deliverable fail to meet the Specifications after the second redelivery of that Deliverable, then the parties shall promptly meet to resolve the problem. In the event that the parties are unable to develop a plan to resolve such failure of the Deliverable to conform to applicable specifications or other problems, Xerox shall have the right to terminate this Agreement as set forth in Article VII hereof, and such impasse shall be deemed due cause for termination of this Agreement.

III. LICENSED SOFTWARE DEVELOPMENT WORK

3.01 Seller will develop the Licensed Software in accordance with the Specification defined in Attachment I and will deliver the Licensed Software to Xerox in accordance with Attachment IV.

3.02 Xerox reserves the right to make changes to the Licensed Software Specifications at any time prior to delivery of the Licensed Software in accordance with 3.01 and Seller agrees to make such changes. Xerox and Seller agree to negotiate in good faith an equitable adjustment in time schedule and fee, as necessary, for substantial changes to the specification and/or changes which affect the dates for scheduled delivery.

3.03 After delivery as stated in 3.01 of the Licensed Software, Xerox will have sixty (60) days to test the same and to notify Seller in writing of either its Approval or reasons for nonconformance to the Specifications of Attachment I. The Acceptance Criteria in Attachment VI shall serve as the primary part of the criteria which Xerox will use in making its determination as to Approval.

3.04 Upon notification by Xerox in accordance with 3.03 that the Licensed Software does not meet the Specifications of Attachment I and/or contains significant program errors, or otherwise doesn't function properly, Seller will correct the Licensed Software within a correction period of thirty (30) days following receipt of written notice from Xerox, and Xerox will be relieved of its sixty (60) day Approval obligation set forth in 3.03. If Seller subsequently delivers corrected Licensed Software to Xerox within said thirty (30) day correction period, Xerox will have an additional thirty (30) days from receipt to reevaluate the corrected Licensed Software.

3.05 If Seller is unable to meet the Specifications to Attachment I and/or eliminate significant program errors, product failure, or other problems in the Licensed Software in the thirty (30) day correction period of 3.04, or within 60 days of the delivery milestone dates set forth in Attachment IV then as Xerox' sole remedy and at its option Xerox may:

     (a) extend the correction period by an amount of time as may be a determined by Xerox; or
     (b)  Approve the Licensed Software; or
     (c) reject the Licensed Software by notifying Seller of such in writing and promptly return Licensed Software to Seller with all copies made; or
     (d)  Elect to terminate the Agreement.

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


IV.  PURCHASE AND SALE OF PRODUCTS AND LICENSE OF LICENSED SOFTWARE

4.01 (a) During the term of this Agreement, Buyer may purchase from Seller, and Seller shall sell to Buyer, Products for unrestricted resale, lease and servicing by Buyer or Buyer's customers worldwide, directly or through third parties.

      (b) Seller grants Xerox Companies a non-exclusive licence to use any of Seller's tradenames, trademarks or logos as supplied by Seller from time to time on units of the Products in connection with the resale or sub-licensing of units of the Products.

      (c) Seller grants and conveys to Xerox and Xerox Affiliated Companies a perpetual, nonexclusive, world-wide right and license to market, use, maintain, display, lease, and sub-license the Licensed Software themselves, or through authorized VARs, dealers or distributors, where and when, and under terms and conditions as determined by Xerox and Xerox Affiliated Companies, in connection with the marketing of the Products. Title to Licensed Software resides with Seller. The license granted in this Agreement extends to and includes all Releases of the Licensed Software and backward compatibility to the original Release. These releases will include all error corrections. Seller will provide Xerox written notification of pending new updates, releases and versions and availability thereof, sufficiently in advance of publication on order for Xerox to react in a timely manner.

      (d) Seller may manufacture, use, sell, lease or otherwise market or dispose of, or license any third party to manufacture, use, sell, lease, or otherwise dispose of, any Products which do not contain any Xerox Unique Features, Xerox patents, copyrights, trade secrets or intellectual property rights (unless licensed by Xerox) or any Xerox or Xerox Affiliated Companies' trademarks or logos. Provided, however, Seller may not grant to any third party manufacturing rights for Products or Licensed Software in a manner that will interfere with Xerox' rights under this Agreement.

4.02  Prices - (a) The prices for Products are set forth in Attachment III and
      --------
are expressed in Buyer's currency. [*] If Xerox agrees to pay Seller a license fee for Licensed Software, the fee will be defined in Attachment III hereto. Prices for Products shall remain firm and unchanged during the first year of this Agreement. However, Seller shall reduce applicable prices for Products and Licensed Software to equitably reflect any reduction of Seller's costs of raw materials, parts, direct labor or other appropriately allocated direct or indirect costs related to the production or delivery of the Products or Licensed Software. Thereafter, [*] the prices for Products not more than [*].

      (b) Prices for Products and Licensed Software shall include the cost of packaging and packing which conform to the requirements of this Agreement but shall be exclusive of applicable taxes and duties and all similar governmental levies.

      (c) In the event Buyer wishes to purchase Products or Licensed Software on a Private Label basis it shall so inform Seller and Seller and Buyer shall negotiate the appropriate price for the purchase of Private Label Products or the license of such Licensed Software.

      (d)  [*]

4.03  Payment - Provided Buyer has accepted Products or Licensed software
      -------
developed for Buyer hereunder Products purchased or licensed hereunder shall be paid for by bank transfer or written check within thirty (30) days following

[*] CONFIDENTIAL TREATMENT REQUESTED

Xerox & SMT Hardware Purchase and Software Development/License Agreement

the receipt of Seller's invoice by Buyer and accompanying documented proof of shipment. Seller agrees not to charge late payment fees for payments made by Buyer within thirty (30) days of the payment due date.

4.04 [*]

4.05 Purchase Release Orders - All purchases of Products and licenses of
     -----------------------
Licensed Software hereunder shall be made only upon the issuance of written purchase release orders by Buyer. All purchase release orders for a particular Production Month shall be sent by Buyer [*] before the Production Month for such Products or Licensed Software. In placing orders for Spares, Buyer shall use Seller's Spares parts number as well as Buyer's parts number in order to avoid any possible delay in filling such orders.

4.06 Acknowledgment - Within [*] of receipt, Seller shall accept and
     --------------
acknowledge in writing purchase release orders issued by Buyer hereunder. Any purchase release order not acknowledged within [*] after receipt by Seller is deemed to have been accepted. All purchases hereunder shall be governed solely by the terms and conditions of this Agreement, notwithstanding any preprinted terms and conditions contained on any purchase release orders issued by Buyer or acknowledgments thereof issued by Seller.

4.07 Xerox Unique Tooling - Buyer Unique Tooling shall not be used by Seller for
     --------------------
any purpose other than the manufacture of Products or Licensed Software under this Agreement without the prior express written consent of the particular Buyer which owns the Xerox Unique Tooling.

4.08 Unique Design Rights - All rights in and to Product designs that result
     --------------------
from the use of Xerox Unique Tooling or Xerox owned patents, copyrights or other intellectual property rights shall belong exclusively to the particular Buyer which provided Seller with Xerox Unique Tooling. With respect to such Product designs, Seller agrees to assist Buyer in applying for and obtaining any design patents or other intellectual property rights upon request from Buyer.

4.9  New Models - If, during the term of this Agreement or any extension
     ----------
thereof, Seller decides to develop products similar to the Products or Licensed Software that may be more efficient, contain additional features or capabilities, and/or are less expensive, Seller shall promptly notify Xerox and the parties shall discuss in good faith any unique Buyer requirements for such planned future product. In the event Seller decides to market such future product Seller shall make such products available to Buyer on terms comparable to those contained herein except that the parties shall negotiate the price therefor in good faith.

4.10 Kit Assembly - In certain instances Buyer may desire to market Products in
     ------------
countries that request local manufacturing content. In such cases Seller agrees to meet with Xerox in a timely manner to discuss the local manufacturing content requirement. Buyer and Seller will each have an obligation to negotiate in good faith using reasonable efforts to define the contents and assembly instructions for such Manufacturing Kits. Further, to the extent Seller has the right to do so, and if desired by Buyer, Seller agrees to sell such Manufacturing Kits to Buyer or a third party designated by Xerox under the terms and conditions of this Agreement, excepting the warranty (section XII), indemnification (section
XIV) and systemic defect (section 1.13) provisions of this Agreement. In such event the price of such kits shall not exceed [*] of the equivalent. Product price to Buyer or the Product price less the labor savings, whichever is greater.

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

4.11  Discontinuance Or Change in Location Of Manufacture - During the term
      ---------------------------------------------------
hereof, Seller may not discontinue the manufacture of any Products or Licensed Software without the express written permission of Xerox. Seller shall notify Xerox prior to changing the location where Products or Licensed Software are manufactured, and Xerox shall have the right to terminate this Agreement immediately upon nature if such change in location is not satisfactory to Xerox.

4.12  Title And Risk Of Loss - Notwithstanding Products being delivered [*]
      ----------------------
title and risk of loss for all Products purchased by Buyer, and risk of loss for Licensed Software licensed by Buyer, shall pass to Buyer from Seller [*].

4.13  Enhancements To Licensed Software - Seller in good faith shall use
      ---------------------------------
commercially reasonable efforts to provide enhancements to the Licensed Software in accordance with the Software Support Plan in Attachment X.

4.14  [*]

                         V. DOCUMENTATION AND SUPPORT

5.01  Sales Documentation - Seller shall furnish to Buyer, on an ongoing basis
      -------------------
during the term hereof, free of charge, such materials as Buyer may reasonably request in electronic and camera ready form for use by Buyer to prepare documentation, brochures and other product literature, including, but not limited to, operators, maintenance and parts manuals, catalogs, specification sheets, and other data necessary or appropriate for the sale of Products. Seller grants to Buyer and its customers the royalty-fee right and license to reproduce all or any part of such documentation. Buyer is further given the right to modify any or all parts of the documentation to reflect changes made to the Products or consistency in style with other documentation used by Buyer or to satisfy legal or customer requirements.

5.02  Service Documentation - Seller shall provide to Buyer, at no cost, and in
      ---------------------
accordance with the schedules set forth in Attachment IV, all engineering drawings, service, repair procedures, and documentation (by part number) which, in Buyer's reasonable opinion, are necessary or appropriate to fulfill Buyer's service and customer support obligations for the Products. Seller grants to Buyer and its customers the royalty-free right and license to reproduce all or any part of such documentation. Buyer is further given the right to modify any or all parts of the documentation to reflect consistency in style with other documentation used by Buyer or to satisfy legal or customer requirements.

5.03  Licensed Software Documentation And Other Information - Seller will
      -----------------------------------------------------
provide to Xerox one (1) full, complete, and accurate set of Licensed Software marketing information, technical specifications, and update descriptions so that Xerox and Xerox Affiliated Companies can, on a periodic basis and as new changes or additions occur, make copies thereof and distribute the same to its sales force and customers. During the term of this Agreement, Xerox and Xerox Affiliated Companies may also include Licensed Software product description and information in any Xerox or Xerox Affiliated Companies literature. The distribution of such literature by Xerox and Xerox Affiliated Companies will be at their sole expense. Xerox and Xerox Affiliated Companies may, at their option and expense, prepare their own promotional literature relating to Licensed Software and distribute the same to its sales force and customers. Seller will provide Xerox one (1) complete set of Documentation and grants to Xerox and Xerox Companies the right to reproduce such Documentation for the purpose of distribution to their customers on an as needed basis. Seller will also include with each unit of Product shipped hereunder one (1) complete set of Documentation. Under this Section, Seller shall be under no obligation to create any specific marketing collateral for distribution but shall provide Buyer with the information necessary to create such materials for Buyer's use.

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox S SMT Hardware Purchase and Software Development/License Agreement


5.04  Technical Support - Seller shall provide technical support and maintenance
      -----------------
for the Licensed Software to Xerox and Xerox Affiliated Companies in conformity with Attachment X hereto.

5.05  (a) Escrow - Within thirty (30) days of the delivery of the Product and
          ------
      Licensed Software, Seller shall place in escrow with Seller's escrow shall place in escrow with Seller's escrow agent ("Escrow Agent"): (a) one (1) complete copy of the source code and documentation for the Licensed Software contained in the Products, together with copies of all design specifications and other technical information; and (b) one (1) complete copy of the hardware design specifications for the Products, together with copies of selected drawings and other technical information (collectively "Escrow Deposit"). Seller agrees to update and maintain the Escrow Deposit held in safekeeping by the Escrow Agent to reflect all changes made to the Products and/or the Licensed Software in the Products. Seller also agrees to provide Buyer with the name of Seller's Escrow Agent and a copy of the Escrow Agreement within one week of deposit of the source code and documentation.

      (b) During the term of this Agreement, the Escrow Agent shall be instructed to provide Xerox with the Escrow Deposit only in the event that: [*]. However, in the event that Seller notifies the Escrow Agent that a dispute exists between Seller and Xerox with respect to the release of the Escrow Deposit, then the Escrow Agent shall release the Escrow Deposit to Xerox only if such dispute is submitted to arbitration Article XXX and such arbitration is conclusively decided in Xerox' favor. If the Escrow Deposit is released to Xerox, it shall be subject to the terms of the license and confidentiality provisions of this Agreement, which provisions shall survive any termination of this Agreement.

                             VI. QUALITY ASSURANCE

6.01  Quality Requirements - All Products and Licensed Software produced and
      --------------------
delivered to Buyer shall fully comply with the specifications set forth in the Attachments hereto and shall be one hundred percent (100%) free of material defects. Reliability of Products and Licensed Software shall meet or exceed the requirements of such specifications.

6.02  IS0 9000 Quality Systems Registration Requirements - Seller or Seller's
      --------------------------------------------------
suppliers will have a quality system which is registered to ISO 9001, and or 9002 and 9003 and ISO 9000-3 (TC176 Approved equivalent) or is in the process of obtaining such registration. Any costs associated with obtaining the initial registration or maintenance thereof shall be the sole responsibility of Seller.

6.03  Product Quality Plan - Seller will develop, implement and provide to
      --------------------
Xerox a Quality Plan for Products in accordance with the ISO-9000 end-term quality provisions set forth in Attachment II, a copy of which Seller acknowledges having received. Such Quality Plan shall define the controls and operating systems required to assure that only defect free Products and Licensed Software will be delivered to the Buyer. Xerox's Material Quality Assurance or their authorized representatives shall source verify all deliveries until Seller achieves Product certification. Existing Seller quality procedures which totally comprehend any quality plan elements may be used to satisfy the plan and will become the basic operating document for assuring compliance to Xerox's quality requirements.

6.04  Acceptance Inspection - Buyer shall have the right to conduct, at its
      ---------------------
expense, at a location that the Buyer may reasonably select, an acceptance inspection of the Products and Licensed Software to ensure compliance with the specifications set forth in the Attachments to this Agreement. Buyer shall notify Seller of the

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


result of such inspection (acceptance or rejection) for each lot delivered within thirty (30) days after receipt of such Products and Licensed Software. Should Buyer fail to notify Seller within such thirty (30) day period, the relevant Products and Licensed Software shall be deemed to have been accepted by Buyer. Such acceptance shall not however be deemed a waiver of any warranties applicable to such Products or Licensed Software. Quality and reliability failure rates observed in excess of those specified in the Seller Quality Plan may result in the return of the Product or Licensed Software or sorting at Seller's expense.

6.05  Nonconforming Product or Licensed Software - Seller agrees that it shall
      ------------------------------------------
correct nonconforming Product or Licensed Software that have been rejected as a result of acceptance inspection provided for in Section 6.04 by the following methods (the choice of which shall be at Buyer's option):

(a) Buyer returns the Product or Licensed Software to Seller at Seller expense, and Seller shall repair or replace the Product or Licensed Software within thirty (30) days at no cost to the Buyer.

(b) Buyer repairs the Product at a mutually agreed cost which Seller shall reimburse to Buyer upon receipt of Buyers invoice, or

(c) Seller, at its expense, shall repair the nonconforming Product at a facility designated by Buyer.

6.06  Preliminary Data - Seller shall supply preliminary data on the Mean Time
      ----------------
Between Failure ("MTBF") for the Equipment as soon as practical in the planning stage of the program. Final MTBF data shall be provided as soon as design maturity testing of the Equipment is completed. Such MTBF data shall include failure data on all major subassemblies of the Equipment. Further, should any revisions or modifications to Equipment or component parts thereof affect the MTBF of the Equipment, Seller shall supply revised MTBF data within thirty (30) days of such revisions and modifications.

6.07  Mean Time Between Failure - In the event that a variance should occur such
      -------------------------
that the actual MTBF is below the MTBF specified in Attachment I, Seller will implement a corrective action program acceptable to Xerox to correct such variance. If the average MTBF for Equipment nonetheless remains below that specified in Attachment I after such corrective action is implemented, Seller agrees to implement a new corrective action program and repair all failed Equipment and affected Spares, at no cost to the Buyer. [*]

6.08  Replaced Products - All Products or Licensed Software repaired or replaced
      -----------------
by Seller pursuant to this Article shall be subject to all quality assurance and inspection requirements in accordance with the provisions of Article VI.

6.09  Program Milestone Management - The parties agree that achievement of
      ----------------------------
certain key milestones must be managed actively to assure that the initiation of delivery of Products and Licensed Software meets Buyer's market requirements. The program management team may identify key milestones which shall be included in Attachment IV. When such program milestones are included in Attachment IV, both parties agree to apply diligent efforts to assure that the progress of the program is kept on schedule.

If it is determined by either party that the progress of key program milestones is insufficient to assure the Product market launch schedule is maintained, identified managers within each company shall be empowered to schedule a milestone exception review upon written notification to the other party. Milestone exception reviews will be held at a mutually agreed location within ten (10) working days of such written notification and will be attended by Xerox and Seller program team members that the identified managers may select. The senior managers of each company will review the problems and causes for delay in achieving the key program milestones and commit the necessary resources within their company to recover or minimize the program delay.

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


6.10  Source Verification - Buyer shall have the right to conduct, at its
      -------------------
expense, source verification activities, in accordance with the Xerox Supplier Quality Assurance Procedures set forth in Attachment II at Seller's manufacturing site. All such source verification activities shall be scheduled within one (1) week of receipt of notice from Seller indicating that Products or Licensed Software are ready for verification. Any request for a repeat verification of Products or Licensed Software that did not pass initial verifications or emergency situations shall require a forty eight (48) hour notice period.

                           VII. TERM AND TERMINATION

7.01  Term - This Agreement shall commence on the Effective Date and shall
      ----
continue for a period of [*] unless one party gives written notice of its intent to terminate this Agreement [*]. The provisions of this Article VII shall not apply to the sale of Spares which shall be governed solely by the provisions of
Article XI.

7.02  Termination For Cause - Either party may terminate this Agreement or any
      ---------------------
purchase order issued hereunder effective immediately upon written notice of termination to the other party in any of the following events:

      a) if the other party materially breaches this Agreement and such breach, if curable, is not cured within [*] after written notice of breach by terminating party:

      b) if the other party materially breaches this Agreement and such breach is by its nature not curable.

      c) if the other party's performance is delayed for more than [*] for any reason, including force majeure delays; or

      d) upon the rejection of the Licensed Software in accordance with 3.05(c) except that the Confidential Obligations (the obligations as to Confidential Information) herein and any other remedies available, such as return of fees, shall not be waived and shall survive termination.

      e) if a petition for relief under applicable bankruptcy regulations is filed by or against the other party, or the other party makes an assignment for the benefit of creditors, or a receiver is appointed, or a purchase agreement is executed for all or substantially all of the other party's assets or of the shares of stock in such other party and such petition, assignment or agreement is not dismissed, vacated or terminated within [*]. To the extent applicable law prevents the non-terminating party from terminating this Agreement as described above, then the parties shall have only those rights and remedies permitted by applicable law, including the United States Bankruptcy Act, including but not limited to 11 U.S.C. Section 365n. Any such Termination shall be automatically effective at the end of any applicable notice period if any. However, Xerox, as the non-defaulting party, has the unrestricted right, at its option, not to terminate this Agreement insofar as it pertains to Licensed Software and to continue as a licensee of Licensed Software and to market such Licensed Software in accordance with the terms hereof.

7.03  Termination for Convenience - Xerox reserves the right, in whole or in
      ---------------------------
part, and in the exercise of its discretion, prior to its Approval of exercise of its discretion, prior to its Approval of the Licensed Software and Hardware to terminate this Agreement upon not less than [*] written notice to Seller. In the event of such termination of this Agreement, in addition to Xerox's obligations under Article II of this Agreement respecting Products development work, Xerox' shall be obligated with respect to Licensed Software Development Work solely to pay Seller for the development work respecting Licensed Software and Hardware work completed as of the date of termination.

7.04  Termination And Expiration Effect
      ---------------------------------
      a) Except as otherwise set forth in this Agreement or with respect to obligations which survive the termination or expiration of this Agreement, Buyer's sole liability to Seller shall be for the payment of any balance due and owing for conforming Products and Licensed Software delivered prior to the effective date of termination or expiration.

[*] CONFIDENTIAL TREATMENT REQUESTED

Xerox & SMT Hardware Purchase and Software Development/License Agreement


      b) If Buyer is committed to supply Products or Licensed Software to its customers beyond such termination or expiration date, Seller and Buyer agree to negotiate in good faith, and in a timely manner, terms and conditions to allow Buyer to fulfill such commitments. In the absence of agreement as to such terms and conditions, the parties agree to submit such dispute to arbitration as set forth in 30.01 hereof. Seller shall continue to deliver Products and Licensed Software to Buyer during the pendency of such arbitration at price levels which were in effect immediately prior to such termination or expiration. The arbitrator has the authority to change the price levels retroactively.

      c) Each party shall immediately return to the other all proprietary, confidential or private data and all copies thereof. Buyer will not have such obligation to the extent the data is reasonably necessary to support a reasonable continuing obligation to customers as set forth in 7.03(b). In addition, notwithstanding the above, Buyer shall retain all rights and documentation necessary to continue servicing Products sold hereunder and the right to dispose of its inventory of Products and Licensed Software.

      d) Upon the request of Xerox, Seller shall, at Xerox' expense, return all Xerox Unique Tooling to Xerox or make disposition thereof in accordance with Xerox' written instructions. Such disposition shall be subject to verification by Xerox.

      e) Seller shall upon request provide a list of vendors for Products and Spares or components of Products, and Licensed Software, so that Buyer(s) may source Products, Spares, and components therefor and Licensed Software directly from such vendors. Further, Seller agrees to provide timely assistance to Buyer(s) in negotiating supply agreements with such vendors upon Buyer's request and hereby grants to Buyer(s) the non-exclusive world-wide royalty free right and license to manufacture, have manufactured, use and sell or otherwise market any Products or Licensed Software, spares, or components thereof, which are proprietary to Seller or which, for any reason, a license from Seller is necessary for Buyer to manufacture, use and sell or otherwise market any Products or Licensed Software and to the extent necessary, shall obtain from a third party the necessary licenses for Buyer to have the rights specified in this Paragraph.

                               VIII. DELIVERIES

8.01  Transportation And Packaging - All Products and Licensed Software will be
      ---------------------------
shipped with commercial packaging suitable for shipment via air or sea, as applicable, in standardized containers in accordance with the packaging specifications set forth or referenced in Attachment I for Products and for Licensed Software. If requested, Seller agrees to assist Buyer or the forwarder selected by Buyer in arranging the most economical transportation from the seaport or airport from which the Products or Licensed Software will be shipped.

8.02  Forecasts - Buyer shall submit to Seller a forecast covering the quantity
      ---------
of Products it then intends to order during the [*] period covered by the forecast. No forecast is to be construed as a purchase commitment; it is offered only as an indication of Buyer's then anticipated future requirements to assist Seller in its planning.

8.03  Early Delivery - Buyer reserves the right, at its option and without
      --------------
liability, to:

      a) refuse to accept delivery of Products or Licensed Software more than [*] in advance of the delivery dates set forth in purchase orders and, if delivered to return such Products or Licensed Software to Seller at Seller's expense, for subsequent delivery in conformance with such purchase orders; or

      b) retain any early delivered Product or Licensed Software and hold Seller's invoice until the date it would otherwise be due if delivery had been made on the delivery date set forth in the purchase order.

8.04  Late Delivery - In consideration of increased but not easily calculable
      -------------
costs incurred

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


by Buyer when Seller is late in delivery of Products or Licensed Software, the parties agree that (a) if delivery is delayed more than [*] and upon request by Buyer, Seller will airship the Products or Licensed Software and pay any increase in packaging and shipping costs between air freight and land or ocean freight, and (b) if delivery is delayed more than [*], Buyer shall have the right to cancel the delayed Products or Licensed Software with no charge or penalty to Buyer and such delay, at Buyer's option, shall be deemed a material breach of this Agreement. This Section 8.04 shall only apply to Purchase Release Orders that are for quantities that are equal to or less than those that have appeared on the [*] rolling forecast for at least the [*] immediately preceding the scheduled month of shipment. Seller shall use best commercial efforts to accomodate any orders above such amount.

8.05  Manufacturing License - If Seller is unable or unwilling for any reason
      ---------------------
other than Buyer's material breach of this Agreement, to deliver any Product or Licensed Software to Buyer hereunder for a period of [*] from the delivery date for such Product or Licensed Software, Seller hereby grants to Xerox any and all rights that Seller has that can be transferred to manufacture or have manufactured the Products or Licensed Software, as applicable. Seller shall also provide, at the request of Xerox, engineering assistance, documentation and know-how sufficient to enable Xerox to manufactured or have manufactured the Products or Licensed Software. In addition, Seller hereby grants to Xerox the right to contract with Seller's vendors for such purpose. Should such license grant be implemented, both parties agree to meet in a timely manner to negotiate in good faith the process of such implementation.

8.06  Rescheduling - Buyer may, upon written notice to Seller, reschedule
      ------------
Products and Licensed Software for delivery [*], and such rescheduled date must be no later than [*] after the originally scheduled date.

Notwithstanding the above, Seller will use reasonable efforts to accommodate Buyer's requested schedule changes.

8.07  Cancellation Without Cause - Buyer may, upon written notice to Seller
      --------------------------
cancel any Product or Licensed Software then scheduled for delivery for any reason whatsoever up to, but no later than, [*] prior to the first day of the Production Month for such Products. The payment by Buyer of a cancellation charge as set forth below shall represent Seller's exclusive remedy for a cancellation by Buyer pursuant to this Section.

      a) if notice of cancellation is sent by Buyer at least [*] prior to the first day of the Production Month for such Products, Buyer may cancel without any cost or penalty;

      b) if notice of cancellation is sent by Buyer less than [*] prior to the first day of the Production Month for such Products, Buyer shall pay Seller actual costs incurred in manufacture of the Product prior to issuance of such notice of cancellation, subject to Seller (i) making its best effort in the case of Products to cancel parts sourced form external vendors, and to reschedule over the next two (2) Production Months all possible parts, at no charge to Xerox, and (ii) advising Buyer of the amount of any actual cancellation cost incurred and paid, if Seller is unable to effect such complete cancellation and/or rescheduling. Xerox shall have the right to audit such cancellation charges. The maximum charges hereunder shall be the actual costs incurred by Seller in effecting such cancellation or the cost of the canceled Products, whichever is less.

8.08  Cancellation For Cause - In the event Seller is, for any reason
      ----------------------
whatsoever, including reasons beyond its control, [*] or more working days delinquent in meeting the agreed upon delivery schedule of any Product or Licensed Software, Buyer may, by written notice to Seller, cancel without liability such delinquent Product or Licensed Software and such delay shall be deemed, at Buyer's option. a material breach of this Agreement.

8.09  Disposition Of Canceled Product - In the event Buyer cancels any purchase
      -------------------------------
order or portion thereof pursuant to 8.07 or 8.08 hereof, Seller may dispose of the canceled Products or Licensed Software, after removing all identifying marks which identify the Products or Licensed

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


Software as Private Label Products or Licensed Software provided that, unless Buyer's prior consent is obtained, all Xerox Unique Parts are to be removed from such Products. Should Seller elect to dispose of such canceled Products of Licensed Software, Buyer shall have the right of first refusal to purchase/ license such canceled Products/Licensed Software at the best price offered to any third party.

                   IX PRODUCT AND LICENSED SOFTWARE CHANGES

9.01  Products And Licensed software Changes - The Products and Licensed
      --------------------------------------
Software delivered hereunder shall incorporate the latest improvements implemented by Seller, subject to Xerox' prior written agreement. Seller shall inform Xerox, in writing, of the following in requesting such approval:

      The date of the proposed incorporation of such changes into the Products or Licensed Software and description of changes affecting the:

      a) form (external appearance of finished products or piece parts; or external dimensions, dimension tolerances or shape);

      b) fit (provisions for mounting; changes to mounting holes, holes for mounting shipping restraints, or holes or fittings for mounting accessory or optional features; changes in the dimension or shape of internal spaces available for customer use; changes affecting the interchangeability of parts, electrical or other power and environmental requirements).

      c) function (changes in the Product or Licensed Software specification, Product or Licensed Software performance, or any changes affecting the Product's or Licensed Software's reliability); or

      d) compatibility of the Products or Licensed Software (changes to or which affect Product or Licensed Software operation or Product's Spares, internal logic or timing which might affect application of the Products or Licensed Software, part number or configuration dash number of parts which can be replaced in the field, the interchangeability of Spares, service documentation which might affect a customer's application of the Product).

      Xerox shall respond within thirty (30) days to each request for Product or Licensed Software changes received from Seller indicating its acceptance or rejection of such change.

9.02  Implementation - Any changes made by Seller and accepted by Xerox pursuant
      --------------
to 9.01 hereof shall be implemented in accordance with the schedule indicated by Seller in the written notification of change. Such changes shall be incorporated into Products or Licensed Software shipped pursuant to purchase orders received by Seller after Xerox approved such changes. The serial number of the first such changed Product shall be identified to Xerox and Seller agrees that all Products with serial numbers greater than such serial number shall incorporate such changes.

9.03  Obsolete Inventory - In the event of changes to Products or Licensed
      ------------------
Software, Seller shall repurchase or exchange from Buyer all Consumables or Spares and refund any royalties paid on account of Licensed Software which are in Buyer's inventory and which have become obsolete as a result of any change to Products or Licensed Software, other than a Products or Licensed Software change requested by Buyer.

9.04  Effect of Rejection - In the event Buyer rejects a proposed change to
      -------------------
Products or Licensed Software, Seller shall remain obligated to deliver Products and Licensed Software conforming to the applicable specifications, set forth in this Agreement in the Attachments hereto.

                         X. AGENCY APPROVAL AND SAFETY

10.01 Compliance - Product and Licensed Software shall comply with all
      ----------
applicable governmental laws, regulations and other public or private requirements in effect at the time of shipment hereunder and, in particular, the safety requirements and governmental or other agency certifications described in the specifications appearing in Attachment 1.

10.02 Regulatory Agency Approval - Seller shall obtain, at no cost to Buyer,
      --------------------------
full Regulatory Agency approvals as required for Products and

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

Licensed Software in accordance with the schedules in Attachment IV and Specifications shown in Attachment I. Seller shall obtain, at no cost to Buyer, any required Regulatory Agency reapprovals for any Products or Licensed Software which are modified in any authorized manner hereunder.

10.03  Cost Effects of Changes - In the event that any change in the form, fit
       -----------------------
or function (as collectively defined in 9.01) or specification of any Products or Licensed Software which are necessitated in order to comply with Regulatory Agency requirements or standards or mutually agreed upon hereunder results in a significant increase or decrease in the cost of such Products or Licensed Software, or in the length of time required for the manufacture or delivery thereof, equitable adjustment to the price of such Products or Licensed Software or agreed upon shipping date or both shall be made by the parties pursuant to good faith negotiations.

               XI. CONSUMABLES AND EMERGENCY MAINTENANCE SUPPORT

11.01  Spares Listing - Seller shall supply to Xerox, in accordance with the
       --------------
schedule set forth in Attachment IV, a recommended Spares listing based on representative field populations.

11.02  Initial Order - Seller shall deliver to Buyer the initial Spares order
       ------------
in accordance with the quantities specified in such order and in accordance with the schedule set forth in Attachment IV.

11.03  Spares And Supplies - Seller shall supply Buyer Spares and Supplies for
       -------------------
Equipment for a period of [*] from the last delivery of Equipment under this Agreement and notwithstanding any Termination hereof pursuant to Article VII. In this regard, Buyer shall place its final purchase orders for such Spares and Supplies at least [*] prior to the expiration of such [*] period. Prices of Spares after the last delivery of Equipment under this Agreement and during this [*] will be adjusted to reflect actual total costs (manufacturing plus material) on a [*].

11.04  Equivalent Spares - Buyer agrees to accept equivalent and/or
       -------------------
interchangeable (form, fit and function compatible as defined in 9.01 hereof) Spares and consumables during the [*] period defined 11.03 hereof, if Seller's source of supply should change and such change is beyond Seller's reasonable control. The determination as to whether Spares are equivalent and/or interchangeable shall be made solely by Xerox.

11.05  Emergency Spares Inventory - Seller shall at all times maintain an
       --------------------------
inventory of at least [*] of the total cumulative units purchased by Buyer in the preceding [*] units of each Spare, at no cost to Buyer, and use this supply solely for shipment to Buyer as emergency Spares, when requested Deliveries of emergency Spares shall be made within [*] of buyer's request thereor to Seller.

11.06  Priority - Seller shall use its best efforts to have in inventory or
       --------
supply Spares to Buyer on a priority basis, inside of Seller's usual lead time, to replenish any Buyer low stock condition and shall immediately upon receipt of relevant Purchase Orders, notify Buyer or customers of the anticipated shipment date of all Spares orders.

11.07  Full Set of Spares - The price of a full set of Spares shall not exceed
       ------------------
[*] of the then current price of one unit of Equipment.

                                XII. WARRANTIES

12.01  Express warranties -
       ------------------
(a) Seller warrants that it has good and marketable title to all Products delivered to Buyer hereunder that all units of Products shall be free and clear of all liens, encumbrances, security interests or other claims.

(b) Seller also warrants that it has either good and marketable title to all units of Licensed Software shipped hereunder or has the right to convey to Xerox and Xerox Affiliated Companies the right respecting Licensed Software granted in this Agreement.

(c) Seller further warrants that, unless otherwise agreed in writing, all Products delivered to

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

hereunder shall be manufactured solely from new or like new parts and shall fully conform to the specifications of Attachment I.

(d) Seller further warrants that all Products delivered to Buyer hereunder shall be free from defects in material and workmanship and shall fully conform to the specifications of Attachment I for a period of [*] from the date of delivery to Buyer.

(e) Seller further warrants that Licensed Software shall be substantially free from program error and fully conform with specifications of Attachment I for a period of [*] after shipment of the first unit of License Software by Seller to Buyer.

12.02  Warranty Obligations - With respect to any Products or Licensed Software
       --------------------
found to be defective, Seller shall, without charge including freight, deliver at Buyer's option, repaired or replaced Products or licensed Software within [*] from the time of Buyer's notification that such defective Products or Licensed Software exist. Buyer's sole obligation shall be to maintain adequate records regarding the causes (if know) and dates of such failures and provide such information to Seller at Seller's request. At Buyer's option, Buyer may repair the Products or Licensed Software, and in such event Seller shall reimburse Buyer for actual expenses Buyer incurs in repairing or attempting to repair the Products or licensed Software.

12.03  Out Of Warranty Service - During the term hereof and for a period of [*]
       -----------------------
thereafter, Seller agrees to repair or replace, within [*] of receipt from Buyer, each product found to be defective following the warranty period of 12.01 at Seller's then flat rate exchange, if required, reasonable travel expenses when approved in advance by Xerox.

12.04  Repaired And Replaced Products - All Products or Licensed Software
       ------------------------------
repaired or replaced by Seller under this Article shall be subject to Buyer's inspection and acceptance in accordance with the provisions of Article VI, and if accepted, shall be extended new warranties in accordance with 12.01 hereof.

12.05  Systemic Defects - Notwithstanding the warranty requirements and
       ----------------
conditions of Section 12.01 hereof, Seller will undertake without charge and without delay to promptly remedy any Systemic Defect in all affected Products or Licensed Software in inventory or in the field, by delivering to Buyer a replacement Product or Licensed Software. Seller shall not be required to cure any Systemic Defect for any Products or License Software which have been subjected to accident, negligence, misuse, alteration, modification, tempering or causes other than ordinary use.

12.06  WARRANTY DISCLAIMER - THE EXPRESS WARRANTIES SET FORTH IN THIS ARTICLE,
       -------------------
AND THE OBLIGATIONS AND LIABILITIES OF SELLER HEREUNDER, ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

                                XIII. TRAINING

13.01 Seller shall provide to Xerox and Xerox Affiliated Companies, at no charge for labor or materials supplied, two (2) training courses (1 sales and 1 service) for Xerox and Xerox Affiliated Companies sales and service engineers with respect to the marketing and servicing/support of Products and Licensed Software at locations designated by Xerox. The course will be held at venues and on dates to be agreed. Xerox shall be given one copy of such training materials which it may copy and distribute for purposes of training other employees or agents of Xerox and Xerox Affiliated Companies.

13.02 Should Buyer purchase customized or new Products or Licensed Software from Seller pursuant to 4.10 or 9.01, Seller agrees to offer the same training as described in 13.01 hereof for each such Product and Licensed Software, at no cost to Buyer.

                             XIV. [*]

14.01(a)  [*]

[*] CONFIDENTIAL TREATMENT REQUESTED

                                      [*]

14.01(b) Buyer agrees, at its expense, to defend Seller from, and pay any judgment for, any suit, claim or proceeding (hereafter "Claim") against Seller alleging that any Product sold or Licensed Software licensed hereunder has caused injury or damage to the person or property of another arising from the negligence of Buyer or any of its agents, representatives or employees provided that Buyer is promptly notified of any claim, given all reasonable assistance required, and permitted to direct the defense. Seller shall have the right at all times to participate in the defense of such claim or proceeding at Seller's expense. Buyer shall have no liability for settlement or costs incurred without its consent.

14.02 Injunction - In the event that Buyer's use of any of the Products or
      ----------
Licensed Software is enjoined, Seller shall, at its option and expense, either substitute fully equivalent Products or Licensed Software not subject to such injunction, modify the Product or Licensed Software so that it no longer is subject to such injunction, or obtain for Buyer and its customers the right to continue using the enjoined Products or Licensed Software. If none of the foregoing is feasible, and said injunction is in effect for more than three (3) months, Seller will take back the enjoined Products and Licensed Software from Buyer and its customers and refund to Buyer the purchase price/royalties/fees paid therefor, plus return transportation costs.

14.03 Limitations - Seller shall not be liable for any Claim arising solely out
      -----------
of or resulting solely from (i) Seller's compliance with or adoption of any specification, design, feature, mark or symbol, component parts or printed materials or other information or materials required by Buyer for incorporation or use with any Products or licensed Software, or (ii) any modification or reworking made by Buyer, or upon instruction of Buyer performed by Seller, to any Products or Licensed Software.

14.04 DISCLAIMER OF LIABILITY - NEITHER XEROX, XEROX AFFILIATED COMPANIES, OR
      -----------------------
THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, SHALL BE LIABLE FOR ANY LOSS OR PROFIT WHICH SELLER INTENDED TO OBTAIN BY SALE OF THE "PRODUCTS" OR LICENSE OF LICENSED SOFTWARE TO BUYER OR OTHER INDIRECT OR CONSEQUENTIAL DAMAGES OF ANY KIND SUFFERED BY SELLER DUE TO OR IN CONNECTION WITH ANY SUCH CLAIM.

                 XV. CONFIDENTIAL AND PROPRIETARY INFORMATION

15.01 Except as set forth in Article IV, all information furnished or disclosed by either party in writing and marked "Confidential," "Proprietary," or "Private," shall remain the property of the disclosing party. The recipient shall not disclose such information or any part thereof to any third party and shall restrict circulation of such information within its own organization on a need-to-know basis. However, if Buyer is the recipient it may disclose such information to Xerox and Xerox Affiliated Companies and such Companies shall restrict circulation of such information within their own organizations on a need-to-know basis. If either party reproduces any part of such information for use within its own organization, the recipient shall mark all reproductions by indicating the disclosing party's proprietary interest. If any such information is transferred to Buyer's or Seller's vendors, suppliers or customers, such vendors, suppliers or customers shall be required to maintain the confidentiality of such information and such transfer must be authorized in writing by the disclosing party. Such obligation to keep information confidential shall survive termination or expiration of this Agreement.

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


15.02  Neither party hereto shall be bound by the confidentiality obligations of
Section 15.01 hereof if:

       15.02.1 the information was not specifically designated in writing as confidential or proprietary at the time of the disclosure or, if the disclosure was orally made, it had not been initially identified as being confidential and it had not been reduced to writing and designated as being confidential within [*] from the date of oral disclosure (and during such not more than [*] period prior confirmation that such orally disclosed information is confidential such orally disclosed information shall be treated as confidential information in accordance with this Article XV;

       15.02.2 the information was in the public domain at the time of the disclosure;

       15.02.3 the information becomes publicly available through no fault of the recipient;

       15.02.4 the information was in the recipient's possession, free of any obligation of confidence, at the time of receipt of the information;

       15.02.5 the information becomes available on an unrestricted basis to a third party from the disclosing party or from someone acting under its control;

       15.02.6 the information was developed by employees or agents of the recipient independently of and without reference to the information disclosed in confidence;

       15.02.7 and to the extent the recipient is obligated to produce the information under court or government action;

       15.02.8 five (5) years have elapsed since the information was disclosed to the recipient; or

       15.02.9 the information is determinable by the public upon reverse engineering or scrutiny upon inspection when the Products are marketed.

                         XVI. LIMITATION OF LIABILITY

16.01  A. LIMITATION ON DIRECT DAMAGES - NOTWITHSTANDING ANY OTHER PROVISION
          ----------------------------
          CONTAINED HEREIN TO THE CONTRARY EXCEPT ARTICLE XIV, WHICH SHALL BE GOVERNED BY ITS TERMS, UNDER NO CIRCUMSTANCES SHALL THE LIABILITY OF XEROX, XEROX AFFILIATED COMPANIES AND SELLER, SELLER AFFILIATED COMPANIES, OR THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS, FOR DIRECT DAMAGES EXCEED THE PURCHASE PRICE RECEIVED BY SELLER FOR THE PRODUCT OR LICENSED SOFTWARE FROM WHICH THE CLAIM AROSE OR ONE HUNDRED THOUSAND ($100,000) DOLLARS, WHICHEVER IS GREATER WHETHER ARISING IN CONTRACT IN TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE) OR ANY OTHER THEORY.

          B. DISCLOSURE OF OTHER DAMAGES - NOTWITHSTANDING ANY OTHER PROVISION
             ---------------------------
          CONTAINED HEREIN TO THE CONTRARY EXCEPT ARTICLE XIV, WHICH SHALL BE GOVERNED BY ITS TERMS, XEROX, XEROX AFFILIATED COMPANIES, AND SELLER SPECIFICALLY DISCLAIM AND WAIVE AS TO EACH OTHER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS ANY AND ALL LIABILITY FOR DAMAGES OTHER THAN DIRECT DAMAGES, INCLUDING BUT NOT LIMITED TO PUNITVE OR EXEMPLARY DAMAGES, HOWEVER DENOMINATED AND INDIRECT, CONSEQUENTIAL, OR INCIDENTAL DAMAGES, WHETHER ARISING IN CONTRACT, IN TORT (INCLUDING WITHOUT LIMITATION NEGLIGENCE), OR ANY OTHER THEORY EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES AND NOTWITHSTANDING ANY FAILURE OF ESSENTIAL PURPOSE OF ANY LIMITED REMEDY PROVIDED HEREIN.

                             XVII. EXPORT CONTROL

17.01 Seller and Buyer shall comply with all applicable laws and regulations respecting the export, directly or indirectly, of any technical data acquired from the other under this

[*] CONFIDENTIAL TREATMENT REQUESTED

   Xerox & SMT Hardware Purchase and Software Development/License Agreement


Agreement or any Products or Licensed Software utilizing any data to any country the laws or regulations of which at the time of export, require an export license or other government approval including but not limited to first obtaining such license or approval.

                     XVII. INDEPENDENT PRODUCT DEVELOPMENT

18.01 This Agreement does not and shall not be construed to limit the rights of Xerox or Xerox Affiliated Companies or Seller and Seller Affiliated Companies (aside from restrictions contained in Article XIV) to develop competing products or software.

                              XIX. FORCE MAJEURE

19.01 Neither Seller nor Buyer shall be liable to the other for its failure to perform any of its obligations hereunder or under any purchase order or acknowledgment thereof during any period in which such performance id delayed by unforeseeable circumstances beyond its reasonable control.

                                  XX. NOTICES

20.01 Any notice which may be or is required to be given under this Agreement shall be in writing. All written notices shall be sent by common carrier, registered or certified airmail, postage prepaid, return receipt requested. To the extent this Agreement requires notice to be given to Seller or Xerox, such notices shall be deemed to have been given when received, addressed in the manner indicated below or at such other addresses as the parties may from time to time notify each other of:

BUYER
XEROX CORPORATION
THE XEROX CONNECTION
2200 EAST GRAND AVE ESCG 285
EL SEGUNDO, CA. 90245

Attn:Contract Administrator

SELLER
SUPERMAC TECHNOLOGY, INC.
215 MOFFETT PARK DRIVE
SUNNYVALE, CA. 94089-1374

Atten:Contract Administrator

      To the extent this Agreement requires Seller to give notice to a Xerox Affiliated Company in its capacity as a Buyer then such notice will be deemed to have been given when received and addressed in the manner agreed to by Seller and the appropriate Xerox Affiliated Company.

                            XXI. POINTS OF CONTACT

21.01 Attachment V is included in this Agreement only to provide both parties with names, addresses and telephone numbers for primary points of contract in the day to day administration of the activities defined in this Agreement.

                                XXII. HEADINGS

22.01 The headings and titles of the Articles and Sections of this Agreement are inserted for convenience only and shall not affect the construction or interpretation of any provision.

                               XXIII. AMENDMENT

23.01 This Agreement and the Attachments hereto may be amended only by a document in writing duly signed by authorized representatives of both parties.

                               XXIV. ASSIGNMENT

24.01 Seller or Buyer may not assign this Agreement except as provided for in this section to any other party without the prior written consent of Buyer or Seller, which consent shall not be unreasonably withheld. Buyer or Seller may assign this Agreement only to a parent, subsidiary or affiliated firm, to a third party in connection with a merger, consolidation or joint venture, or to a third party upon a sale or transfer or substantially all of Buyer's or Seller's business assets.

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

                            XXV. PRODUCT RECYCLING

25.01 Product Recycling - In the event Products or Licensed Software are
      -----------------
returned to Buyer after Buyer's sale, lease, or license thereof, Buyer has the right, without payment or renumeration of any kind or type to Seller, to use, remanufacture, refurbish, or recondition and thereafter remarket such Products. Such processes may include by way of illustration and not of limitation disassembly of Products to a standard determined by Buyer, the addition of new, used, or reprocessed components cleaning, refinishing, and retrofitting Products with all applicable retrofits. However, Buyer's right to remarket Products and Licensed Software is not contingent upon Buyer's remanufacturing, refurbishing or reconditioning of the Products and such remanufacturing, refurbishing or reconditioning by Buyer shall be deemed a repair of the Products. Such remanufacturing, refurbishing or reconditioning and thereafter remarketing of Products and Licensed Software by Buyer shall not be deemed nor constitute a violation by Buyer of any of Seller's rights,including but not limited to Seller's patents rights respecting the Products and Licensed Software.

                              XXVI. SEVERABILITY

26.01 If any provision of this Agreement is held invalid by any law, rule, order or regulation of any government, or by the final determination of a court of last resort, such invalidity shall not affect (a) the other provisions of this Agreement, (b) the application of such provision to any other circumstance other than that with respect to which this Agreement was found to be unenforceable, or (c) the validity or enforceability of this Agreement as a whole.

                                 XXVII. WAIVER

27.01 Failure or delay of either party to exercise any right or remedy under this Agreement or to require strict performance by the other party of any provision of this Agreement shall not be construed to be a waiver of any such right or remedy or any other right or remedy hereunder. All of the rights of either party under this Agreement shall be cumulative and may be exercised separately or concurrently.

                                XXVIII. SURVIVAL

28.01 Unless this Agreement expressly provides otherwise or by its nature a provision cannot survive this Agreement, the provisions of this Agreement shall survive the expiration or any termination of this Agreement.

                            XXIX. ETHICAL STANDARDS

29.01 Seller agrees that, with respect to its role as supplier to Buyer including any interaction with any employee of Buyer, Seller shall not: (1) give or offer to give any gift or benefit to any such employee of Buyer, (2) solicit or accept any information, data, services, equipment, or commitment from such employee unless same is (i) required under a contract between Buyer and Seller, or (ii) made pursuant to a written disclosure Agreement between Buyer and Seller, or (iii) specifically authorized in writing by Buyer's management, (3) solicit or accept favoritism from said employee, and (4) enter into any outside business relationship with said employee without full disclosure to, and prior approval of, the appropriate management of Buyer. As used herein: "employee" includes members of the employee's immediate family and household, plus any other person who is attempting to benefit from his or her relationship to the employee. "Seller" includes all employees and agents of Seller. "Gift or benefit" includes money, goods, services, discounts, favors and the like in any form but excluding low value advertising items such as pens, pencils, and calendars.

                               XXX. ARBITRATION

30.01 The parties shall attempt in good faith to resolve any dispute arising out of or relating to this agreement promptly by negotiations between executives who have authority to settle the controversy. Any party may give the other party(ies) written notice of any dispute not resolved in the normal course of business. Within 20 days after delivery of said notice, executives of both parties who have not been personally and substantially involved in the events leading up to the dispute, and who have authority to settle the dispute, shall meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

necessary, to exchange relevant information and to attempt to resolve the dispute. If the matter has not been resolved within 60 days of the disputing party's notice, or if the parties fail to meet within 20 days, either party may initiate arbitration of the controversy or claim as provided hereinafter.

If a negotiator intends to be accompanied at a meeting by an attorney, the other negotiator shall be given at least three working days' notice of such intention and may also be accompanied by an attorney. All negotiations pursuant to this clause are confidential and shall be treated as compromise and settlement negotiations for purposes of the Federal Rules of Evidence, state rules of evidence, and other applicable law.

If the parties are unable to resolve the dispute by negotiations as set forth above, such dispute shall be settled by arbitration, conducted on a confidential basis, under the then current commercial Arbitration Rules of the American Arbitration Association ("the Association") strictly in accordance with the terms of this Agreement and the substantive law of the State of California. The arbitration shall be held at a mutually agreeable location in Los Angeles, California and conducted by one arbitrator chosen from a list of attorneys who are knowledgeable about the data processing and business equipment industries. The costs of the arbitration, including the fees to be paid to the arbitrator, shall be shared equally by the parties to the dispute. The parties to the dispute shall be limited to taking no more than three (3) depositions. The scope of document production shall be governed by the commercial Arbitration Rules of the Association and the decision of the arbitrator with respect thereto. The Judgment upon the award rendered by the arbitrator may be entered and enforced in any court of competent jurisdiction. Neither party shall be precluded hereby from seeking provisional remedies in the courts of any jurisdiction including, but not limited to, temporary restraining orders and preliminary injunctions, to protect its rights and interests, but such shall not be sought as a means to avoid or stay arbitration. To the extent this Agreement contains a limitation and/or disclaimer of liability clause, the terms of such clause will be applied by the arbitrator. If this Agreement does not contain a limitation and/or disclaimer of liability clause the maximum monetary award that can be rendered by the arbitrator will be ten (10) million dollars and such award shall not include any consequential, incidental, punitive, or exemplary damages. The parties agree that they have voluntarily agreed to arbitrate their disputes in accordance with the foregoing.

                             XXXI. NONPUBLICITY

31.01 Without the prior written consent of either party to this Agreement, Seller nor Buyer shall not (a) make any news release, public announcement, denial or confirmation of this Agreement or its subject matter, or (b) advertise or publish any facts relating to this Agreement.

                            XXXII. CONTROLLING LAW

32.01 This Agreement shall be governed by and construed in all respects in accordance with the laws and regulation of the State of California, U.S.A. The definitions set forth in the Incoterms of the International Chamber of Commerce, 1990 edition, shall be controlling. To the extent there may be any conflict between the law of the State of California and the Incoterms, the Incoterms shall be controlling. The parties specifically agree that the 1980 United Nations Convention on Contracts for the International Sale of Goods, as such may be amended from time to time, shall not apply to this Agreement.

                         XXXIII. CONTROLLING LANGUAGE

33.01 This Agreement is in English only, which language shall be controlling in all respects. All documents exchanged under this Agreement shall be in English only.

                          XXXIV. REMEDIES CUMULATIVE

34.01 Except as otherwise set forth herein, any rights of cancellation or termination, or remedies prescribed in this Agreement are cumulative and are not intended to be exclusive of any other remedy of which the injured party may be entitled to herein or at law or in equity, including but not limited to the remedy of specific performance.

   Xerox & SMT Hardware Purchase and Software Development/License Agreement

                               XXXV. INTEGRATION

35.01 With the exception of the Tooling Agreement, this Agreement constitutes the entire agreement of the parties as to the subject matter hereof and supersedes any and all prior oral or written understandings and agreements as to such subject matter, including any preprinted terms and conditions contained in any purchase orders and acknowledgements issued hereunder.




XEROX CORPORATION                                 SELLER

By:/s/ John A Lopiano                             By:/s/ Louis J. Doctor
   ------------------------------------              -----------------------


JOHN A LOPIANO                                    LOUIS J. DOCTOR
- ---------------------------------------           -------------------------
                                                  (Typed/Printed Name)


PRESIDENT, PRINTING SYSTEMS DIVISION              EXECUTIVE VICE PRESIDENT
- --------------------------------------            --------------------------
(Title)                                           (Title)


11/11/93                                          NOVEMBER 01, 1993
- --------------------------------------            --------------------------
(Date)                                            (Date)


(Typed/Printed Name)                              (Typed/Printed Name)

                                ATTACHMENT III

                           PRICING (FOR NEW ORDERS)

There are five "Basic" board level products:

1) a 128MB v3 Splash Power Kit Pro
2) a 128MB Splash.TX v2.5
3) a 72MB PostScript print only medium range version: Splash.MX v2.5
4) a 72MB v3 version with scanning and direct Export printing: Splash Power Kit
5) a 72MB v2.5 version with scanning and direct Export printing: Splash.MXplus

All the above board level products, with the exception of the Splash.MX, include the Color Central for Splash OPI server (Lite version). In addition, there are three "System Configurations", as defined in the next paragraph. Finally, spares, upgrades, and repair pricing is included. Each of these products will have a volume discount based on the total prediscount transfer revenue of purchases of all products aggregated. Xerox may choose the volume discount level at which purchases shall begin. There is also a bill back arrangement for failure to purchase a minimum aggregate revenue of products on an annual basis.

SYSTEM CONFIGURATIONS: The three system configurations will be Apple Power Macintosh or Power Macintosh compatible based, with the following minimum system configuration specifications. The systems will have the Splash Hardware, Splash Software, and all other bundled software loaded and preconfigured. The warranty, service, and support for the items included other than the Splash board and Splash software will only be the standard terms provided to Customers by Adobe, Apple, Radius, and/or SuperMac. None of the clauses in the contract with respect to warranty, repair, or support will apply to these other system components.

Splash Power Series P70            97K25090
 -------------------
 Minimum functional specification:
 (could also be better/later versions)
  1.  Splash.MX controller board set
  2.  Splash v3.0 release software
  3.  14" color display
  4.  All configuration and installation
  5.  66MHz Power PC Macintosh compatible with NuBus
  6.  System software 7.5
  7.  12 MB RAM
  8.  350 MB disk
  9.  built-in EtherTalk and LocalTalk
  10. external CD ROM drive
  11. keyboard and mouse
  12. additional documentation

Splash Power Series P85                 97K22820
- ------------------
Minimum functional specification:
(could also be better/later versions)
  1. Splash.MXplus controller board set
  2. Splash v3.0 release software
  3. Color Central for Splash OPI software (Lite version)
  4. Adobe Photoshop LE imaging software
  5. 17" color display
  6. 24-bit graphics display capability
  7. All configuration and installation
  8. 80MHz PowerPC Macintosh compatible with Nubus
  9. System software 7.5
 10. 16 MB RAM
 11. 500 MB disk
 12. built-in EtherTalk and LocalTalk
 13. built-in CD ROM drive
 14. keyboard and mouse
 15. additional documentation

Splash Power Series P105                97K22830
- ------------------
Minimum functional specification:
(could also be better/later versions
  1. Splash.TX controller board set
  2. Splash v3.0 release software
  3. Color Central for Splash OPI software (Lite version)
  4. Adobe Photoshop LE imaging software
  5. 17" color display
  6. 24-bit graphics display capability
  7. All configuration and installation
  8. 100MHz PowerPC Macintosh compatible with Nubus
  9. System software 7.5
 10. 16 MB RAM
 11. 500 MB disk
 12. built-in EtherTalk and LocalTalk
 13. built-in CD ROM drive
 14. keyboard and mouse
 15. additional documentation

[*]

[*] CONFIDENTIAL TREATMENT REQUESTED

STANDARD CONTRACT PRICE FOR THE PRODUCTS:

The Standard Prices for the Products are as follows:

Full products:

Splash.MX v2.5 board                              98K23700        [*]
Splash Power Series P70 v3 System (MX)            97K25090        [*]

Splash.MXplus v2.5 board                          98K32420        [*]
Splash Power Kit v3 board (MX+)                   98K39640        [*]
Splash Power Series P85 v3 System                 97K22820        [*]

Splash.TX v2.5 board                              98K32430        [*]
Splash Power Kit Pro v3 board (TX)                98K39650        [*]
Splash Power Series P105 v3 System                97K22830        [*]

Upgrades:

Splash v3 Software/Key Upgrade Kit                300K49920       [*]

Other Products:

Splash.MX daughter board spare                    160K01960       [*]
Splash.MXplus daughterboard spare                 160K08280       [*]
Splash.TX daughterboard spare                     160K08300       [*]
Splash baseboard spare                            160K01950       [*]
PowerPC 601/66 Controller spare                      TBD          [*]
PowerPC 601/80 Controller spare                      TBD          [*]
PowerPC 601/100 Controller spare                     TBD          [*]
17" Color Monitor                                 128K00560       [*]
Color Central Deluxe                              300K49950       [*]
14" Color Monitor                                 128K00550       [*]
External Mac compatible CD ROM drive                 TBD          [*]
ESD Wrist Strap                                   115E3970        [*]
Splash Cable                                      152K633320      [*]
Splash v2.5 User's Manual Set                     709P00094       [*]
Color Central Lite spare                          300K49940       [*]
Adobe Photoshop LE spare                             TBD          [*]
Splash v2.5 Software Spare                        300K42730       [*]
Splash v3.0 Manual Set                            709P00108       [*]
Splash v3.0 Software Spare                        300K49930       [*]
Keyboard                                          110K07450       [*]
Mouse                                             18K00770        [*]

Orders for the above items marked with * must be place with a minimum quantity of 25 per delivery date.

                     [*] Confidential Treatment Requested.

                                        [*]

Out of Warranty Repair costs:

The following out of warranty standard board repair costs apply during the time that the boards are in production. This repair charge will not, however, apply to any boards rendered unrepairable due ot physical abuse or damage.

Splash.MX Daughter board                [*]
Splash.MXplus Daughter board            [*]
Splash.TX Daughter board                [*]
Splash Baseboard                        [*]


                     [*] Confidential Treatment Requested.

Accepted and Agreed as a contract attachment ammendment:


By: Harvey L. Huddleston                By:  Kevin Macgillivray
    -------------------------              -----------------------------
Title: Com, The Xerox Connection        Title: General Manager
      -----------------------                 --------------------------

Date:  March 31, 1995                   Date:   4/10/95
      -----------------------                 --------------------------

Xerox Corporation                       Radius (SuperMac Technology)



[*] CONFIDENTIAL TREATMENT REQUESTED

                                 ATTACHMENT IV

                           DEVELOPMENT WORK SCHEDULE

                                  Macro Level


Milestone Date   Milestone                               Deliverable

10/25/93         Alpha Version Mid Range Product         To be determined
                 SW and HW with preliminary User         number of prototype
                 Interface, no sorter, no Windows        Mid Range boards
                 Driver.                                 and Software

11/22/93         Beta Version Mid Range Product          To be determined
                 with Beta Version of User               number of Beta Version
                 interface, no sorter, no Windows        Mid Range boards and
                 Driver                                  Software

1/31/94          Final shipping version Mid Range        Begin Production
                 Product with Final User Interface,      version deliveries
                 no Windows Driver

4/18/94          Alpha Versions of High End and Lite     To be determined
                 Products HW and SW for all three        number of Alpha version
                 version including Windows Driver        High End and Lite
                 and sorter support                      boards and Software

5/30/94          Beta Versions of High End and Lite      To be determined
                 Products HW and SW Adobe qualified      number of Beta version
                 for Beta Release                        High End and Lite
                                                         boards and Software

6/27/94          Final Shipping Versions of High End     Begin Production
                 and Lite Products and SW with final     version deliveries
                 Adobe qualification


[*] CONFIDENTIAL TREATMENT REQUESTED

             ATTACHMENT "V" XEROX AND SUPERMAC TECHNOLOGY CONTACTS

XEROX CONTACTS                                    SUPERMAC CONTACTS
BUYER AND CONTACT ADMINISTRATION                   CONTRACT ADMINISTRATION
- --------------------------------                   -----------------------
Harvey L. Huddleston                               Ron Moore
The Xerox Connection                               SuperMac Technologies
2200 East Grand Ave.                               215 Moffett Park Dr.
El Segundo, CA 90293                               Sunnyvale, CA 94089-1374
Tel: 310-333-4217                                  Tel: 408-541-5277
Fax: 310-333-4222                                  Fax: 408-541-6150

SUPPLY & DEMAND                                    ORDER ADMINISTRATION
- ---------------                                    --------------------
Joy Lipari                                         Norma Catt
The Xerox Connection                               SuperMac Technologies
2200 East Grand Ave.                               215 Moffett Park Dr.
El Segundo, CA 90293                               Sunnyvale, CA 94089-1374
Tel: 310-333-4217                                  Tel: 408-541-5082
Fax: 310-333-4222                                  Fax: 408-541-5005

MAJESTIC PRODUCT MANAGEMENT                        GENERAL MANAGER-COLOR HARD COPY GROUP
- ---------------------------                        -------------------------------------
Mark Audino                                        Mark Housley
Xerox Corp.                                        SuperMac Technologies
800 Phillips Rd., Bldg. 311                        215 Moffett Park Dr.
Rochester, NY 14580-9701                           Sunnyvale, CA 94089-1374
Tel: 716-427-4316                                  Tel: 408-541-5215
Fax: 716-427-4904                                  Fax: 408-541-6150

MAJESTIC TECHNICAL PROGRAM MANAGER                 TECHNICAL PROGRAM MANAGER
- ----------------------------------                 -------------------------
Vittal Shenoy                                      Tim Kleffman
800 Phillips Rd., Bldg. 311                        215 Moffett Park Drive
Rochester, NY 14580-9701                           Sunnyvale, CA 94089-1374
Tel: 716-422-4199                                  Tel: 408-541-5109
Fax: 716                                           Fax: 408-541-6150

MAJESTIC MULTINATIONAL PRODUCT LAUNCH MANAGER
- ---------------------------------------------
Fred Peeks
800 Phillips Rd., Bldg. 311
Rochester, NY 14580-9701
Tel: 716-427-4448

                      ATTACHMENT "X" - TECHNICAL SUPPORT


                                                                   ATTACHMENT X
                                                               SOFTWARE SUPPORT


SuperMac will provide support described below between the hours of [*] Monday through Friday.

FIRST LEVEL SUPPORT RESPONSIBILITIES

Xerox will act as the initial point of contact and provide customer assistance during the pre-sale and pre-install phases of the Products.

Xerox will provide limited post-sale first level telephone hotline support as needed, and engage SuperMac for the more involved support. As a function of the initial contact, Level 1 Support shall direct customer diagnostics operation to attempt to isolate between copier and Splash failures, then to isolate hardware failures to determine if there is a Splash product hardware failure.

Xerox will provide support to the customer during the installation and post installation of the Products to enhance customer satisfaction. Level 1 Support shall either (i) satisfy the customer, (ii) dispatch a hardware replacement to the customer to replace defective hardware, or (iii) For North America Customer
Operations: pass the call to Level 2 Support for further diagnosis, and for Europe and Latin America: use email, fax or telephone in English to pass information to Level 2 support. The Level 1 Support provider shall always remain primarily responsible for the trouble call and shall always confirm with the customer that subsequent levels of support have satisfied their support responsibilities.

SuperMac will provide reasonable additional support and training, when requested by Xerox, during the pre-sale and pre-install phases of the Products.

SECOND LEVEL SUPPORT RESPONSIBILITIES

SuperMac will verify Product problems reported by customers, including duplicating problems whenever possible in a controlled environment. Level 2 Support shall maintain a reasonable amount of products and other equipment to allow, if necessary, duplication of the customers operating environment to assist in diagnosis of the problem. [*] SMT will supply all other equipment. If the proposed resolution is replacement of hardware. Level 1 Support shall dispatch the required hardware and handle any further exchanges with the customer.

SuperMac will report verified Product failures or unresolved problems to third level support.

SuperMac will provide third level support with all available information and materials related to any Product failure or unresolved problem for resolution.

SuperMac will coordinate the definition and resolution of all Product problems reported by a customer, including maintaining contact with the customer throughout the resolution process and gathering additional diagnostic information required by third level support.

SuperMac will maintain an integrated file record of Product problems reported, the nature of each problem, whether or not it has been resolved and the nature of the solution. Upon the occurence of a problem for which a solution has previously been developed, SuperMac shall communicate the solution to the end user without involving third level support.

THIRD LEVEL SUPPORT RESPONSIBILITIES

Level 3 Support shall consist of software and hardware engineers sufficiently familiar with the design and operation of the product to allow for diagnosis of complex design and software functional issues. Level 3 Support shall examine reported failures of the product operation that fail to meet specifications and shall propose a solution to the problem and a date by which such solution will be

                     [*] Confidential Treatment Requested.

                      ATTACHMENT "X" - TECHNICAL SUPPORT

available. The time frame in which such proposal shall be made shall be dependent on the SPAR Severity Level, in accordance with Xerox standard SPAR resolution times as shown in Attachment X-1.

SuperMac will perform the analysis of reported product failures and unresolved problems and undertake any efforts to develop solutions of bypasses.

SuperMac will provide first level support or second level support in machine format for updated programs and associated documentation developed in response to the resolution of product failures and non-conformances.

SuperMac will provide information, where such information is not clearly described in the associated documentation, and consulting assistance regarding the operation of the Products in order to enable second level personnel to perform their second level support responsibilities.

SuperMac will maintain current updated master libraries for the Product including all programs and documentation and inform Xerox of any changes or updates.

HARDWARE REPAIR SUPPORT

Xerox Corp. Customer Operations groups shall inventory spare parts in sufficient quantity to provide all required dispatched of hardware to resolve customer problems, both during and after the warranty period.

SuperMac shall, during the warranty period, repair or replace any defective hardware returned to SuperMac by Xerox Corp. (TXC).



HARDWARE REPAIR SUPPORT

Xerox Corp. Customer Operations groups shall inventory spare parts in sufficient quantity to provide all required dispatched of hardware to resolve customer problems, both during and after the warranty period.

SuperMac shall, during the warranty period, repair or replace any defective hardware returned to SuperMac by Xerox Corp (TXC) at no charge. SuperMac shall not be obligated to accept returns from any other source.

Subsequent to the warranty period, or for failures not covered by the warranty, SuperMac shall repair or replace any defective hardware for a flat exchange fee, except that if the returned hardware is for any reason not repairable, Supermac shall have the right to charge Xerox the full new purchase price of any replacement hardware.

SuperMac shall provide hardware repair support for [*] following the date of last shipment of new units of any particular version of hardware, and shall allow Xerox (TXC) to do one last spares purchase, necessary to conduct exchanges for any remaining useful life of the product, concurrent with the final build of new units. The flat rate exchange fee may be adjusted to reflect increased parts and/or repair costs during this period.

                     [*] Confidential Treatment Requested

                      ATTACHMENT "X" - TECHNICAL SUPPORT


SOFTWARE SUPPORT

SuperMac shall provide Level 2 and 3 technical support to customers for the current shipping and last previous shipping versions of the product software, or in the case of a discontinued hardware product, the last version of the software that supports such product. Users in possession of any prior version must update to the most current version in order to receive any assistance from Level 2 or Level 3 Support.

Software Upgrades are defined as releases of software that are not intended to provide increase functionality or performance, but to correct errors in operation in accordance with specifications. Upgrade versions shall be identified by 1.XX.01 numbers where the XX portion refers to the Upgrade version number.

Software Upgrades are defined as releases of software that are intended to provide increase functionality or performance, or to provide compatibility with application or system software that was not released for general use at the time of the previous Upgrade version. Upgrade versions shall be identified by
XX.1.01 numbers where the XX portion refers to the Update version number.

During the warranty period of the customer's hardware, superMac shall provide the most current Update version of the Product software at no cost to the customer. After the hardware warranty period, SuperMac shall have the right to charge the customer for software Updates.

SuperMac shall use commercially reasonable efforts to include in each Update releases solutions for all level 1-3 SPAR's open as of a specified cutoff date for each Update release, and as many of the level 4 SPAR's as SuperMac in the reasonable exercise of its discretion considers desirable to incorporate into any particular Update release.

SuperMac may always, at SuperMac's option substitute an Upgrade version of the software in place of an Update version to customers within the warranty period at no charge, but shall be under no obligation to do so.

SuperMac shall not be required to release during the term of the Agreement any more than one Update version of the software.

Acceptance testing of the software by Xerox, or Xerox and SuperMac in cooperation shall be definitive on the compliance of the Software with the specifications. SuperMac at its option may choose to make further Updates or refinements, and Xerox may request SuperMac, at Xerox' expense, to incorporate specified changes to the software and its operation, subject to the availability of engineering resources at SuperMac.

                                ATTACHMENT X-1
                                --------------
                             MAINTENANCE & SUPPORT
                             ---------------------

                    SOFTWARE PROBLEM ACTION REQUEST (SPAR)


1. SuperMac will provide MAINTENANCE MODIFICATION services, which will consist of SuperMac using its reasonable best efforts to design, code, and implement programming changes to the Products and modifications to the documentation to correct reproducible errors therein such that the Products is brought into conformance with the Specifications listed in Attachment I.

2. SuperMac will respond to SPARs (Software Problem Action Requests) and will use reasonable best efforts to perform the required MAINTENANCE MODIFICATIONS, for four severity levels, in time frames as shown in TABLE A below. All times are in working days, i.e., normal business days, measured from the day the SPAR is received

                                    TABLE A
                                    -------

                         SPAR                  Resolution*
                    Severity Level                Time
                         ---                       ---
                          1                        [*]
                          2                        [*]
                          3                        [*]
                          4                        [*]

All customer PROBLEMS, of which Xerox receives notice, that become SPARs, are assigned one of the four SEVERITY LEVELS agreed to between the Op Unit/CO, SMT, and the customer. In case of dispute the voice of the customer takes priority.

The PROBLEM/SPAR SEVERITY LEVEL determines the process timing and priority for resource allocations to address the PROBLEM. If a customer's current operational conditions change during the process, the SEVERITY LEVEL may be adjusted, with agreement between the Op Unit/Co and the customer, based upon any of these conditions:

  .  A satisfactory workaround (interim Solution) is found.
  . A software update is available that may significantly reduce the impact of the problem to the customer's business.
  .  Additional information surfaces concerning the impact of the problem.

SEVERITY LEVEL is not changed based upon business priorities or aging.

The definitions used to determine the correct SEVERITY LEVEL are listed below.

  SEVERITY 1   Catastrophic problem; the system is down and/or user has no production capability.
  SEVERITY 2   Severe problem; system is up, but production capability is seriously degraded.
  SEVERITY 3   Moderate problem; the system is up, but production capability is reduced.
  SEVERITY 4   Minor problem; system is up, with no significant impact to production.

3. All services provided under this Maintenance and Support Agreement shall be provided from SuperMac's facility.

*Resolution shall mean: a recommended "deliverable" proposed to meet the customer requirements for a specific problem. The deliverable medium includes, but is not limited to, any of the following:

                     [*] Confidential Treatment Requested.

          .    Answer to an inquiry or request
          .    A verbal instruction
          .    Dispatch of an electronic patch, tape, disk, or medium available for communicating code changes
          .    Remote code download
          .    Dispatch of corrected documentation, or
          .    Any other solution acceptable to the customer sufficient for problem closure.

An acceptable resolution is a recommended "deliverable" that totally satisfies the customer requirements for a specific problem solution, and the problem can be closed. Further assistance is no longer required. An interim solution is a recommended "deliverable" that does not totally satisfy the customer requirements. SuperMac is still responsible for providing an acceptable solution to the customer. The problem remains open.




          .